                                                                  Exhibit 4.2(e)

                        AMENDMENT (this "Amendment") dated as of April 17, 2002,
                  relating to the Credit Agreement dated as of October 17, 1997 (as previously amended, the "Credit Agreement"), among J. CREW OPERATING CORP., a Delaware corporation, as Borrower, J. CREW GROUP, INC., the Lenders party thereto, JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Administrative Agent, and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as Syndication Agent.

              A. The Borrower (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement.

              B. The undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments.

              In consideration of these premises, the Borrower and the undersigned Lenders hereby agree as follows:

              SECTION 1.  Amendments.  Upon the effectiveness of this Amendment
                          -----------
as provided in Section 4 below, the Credit Agreement shall be amended as set forth below:

              (a) The definition of the term "Applicable Rate" set forth in
Section 1.01 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with the following:

================================================================================
                                       ABR          Eurodollar      Acceptance
                                       ---          ----------      ----------
     Leverage Ratio:                 Spread           Spread          Spread
     ---------------                 ------           ------          ------
--------------------------------------------------------------------------------
Category 1
----------

greater than 5.00 to 1.00             2.75%            3.75%           3.75%
--------------------------------------------------------------------------------
Category 2
----------

greater than 4.50 to 1.00 and less
than or equal to 5.00 to 1.00         2.50%            3.50%           3.50%
--------------------------------------------------------------------------------
Category 3
----------

greater than 4.00 to 1.00 and less
than or equal to 4.50 to 1.00         2.25%            3.25%           3.25%
--------------------------------------------------------------------------------
Category 4
----------

greater than 3.50 to 1.00 and less
than or equal to 4.00 to 1.00         2.00%            3.00%           3.00%
--------------------------------------------------------------------------------
Category 5
----------

greater than 3.00 to 1.00 and less
than or equal to 3.50 to 1.00         1.75%            2.75%           2.75%
--------------------------------------------------------------------------------
Category 6
----------

less than or equal to 3.00 to 1.00    1.50%            2.50%           2.50%
================================================================================

         (b) The definition of the term "Excluded Charges" set forth in Section
1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

         "Excluded Charges" means (a) non-recurring charges taken during the
          ----------------
     fiscal year ending January 30, 1998, or the fiscal year ended January 30, 1999, not exceeding $11,000,000 in the aggregate for severance payments, professional advisory fees, management bonuses for 1997, one-time compensation payments made to newly hired executives in 1998 and one-time payments in respect of the employment arrangements of Emily Woods and David DeMattei and (b) non-recurring charges taken during the fiscal year ending February 1, 2003, not exceeding $5,000,000 in the aggregate for one-time payments to salaried employees of the Borrower and its Subsidiaries.

         (c) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in proper alphabetical order:

         "Amendment Effective Date" means the date the Amendment to this
          ------------------------
     Agreement dated as of April 17, 2002, shall become effective in accordance with its terms.

         (d) Section 2.11 of the Credit Agreement is hereby amended by deleting paragraph (e) thereof in its entirety and substituting in lieu thereof the following:

         (e) The Borrower shall repay or prepay Revolving Borrowings and shall refrain from making additional Revolving Borrowings to the extent necessary in order that there shall be a period of at least 30 consecutive days during the period from December 1, 2002 through January 31, 2003 during which the Revolving Exposure (other than the aggregate undrawn amount of all outstanding Letters of Credit) shall be zero.

         (e) Section 5.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (g) thereof, (ii) deleting the period at the end of clause (h) thereof and substituting in lieu thereof the following "; and" and (iii) adding at the end thereof the following:

         (i) not later than the end of each fiscal quarter, a forecast of projected cash receipts and cash disbursements for the succeeding fiscal quarter.

         (f) Section 6.01 of the Credit Agreement is hereby amended by deleting the reference to "Section 6.07(a)" appearing at the end of paragraph (c) thereof and substituting in lieu thereof the following: "Section 6.07(a)(iv); provided
                                                                      --------
that this paragraph (c) shall not preclude any Restricted Payment permitted by
Section 6.07(a)".

         (g) Section 6.04 of the Credit Agreement is hereby amended by deleting the reference to "Section 6.01" appearing in paragraph (e) thereof and substituting in lieu thereof the following: "paragraph (a) of Section 6.01".

         (h) Section 6.07 of the Credit Agreement is hereby amended by deleting the word "interest" in the first instance it appears in clause (v) of paragraph
(a) thereof and substituting in lieu thereof the words "cash dividends".

         (i) Section 6.12 of the Credit Agreement is hereby amended by
(i) deleting the provisos contained therein in their entirety and (ii) changing the amount opposite the words "February 1, 2003 and thereafter" from "$55,000,000" to "$25,000,000"

         (j) Section 6.13 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with:

               ----------------------------------------------------------------
               Quarter Ending
               During the Period                                  Ratio
               ----------------------------------------------------------------

               February 3, 2002
               through November 2,
               2002                                               4.50 to 1.00
               ----------------------------------------------------------------

               November 3, 2002 and
               thereafter                                         3.50 to 1.00
               ----------------------------------------------------------------

         (k) Section 6.14 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and replacing it with:

               ----------------------------------------------------------------
               Four-Quarter
               Period Ending                                      Ratio
               ----------------------------------------------------------------

               February 3, 2002 through
               February 1, 2003                                   1.30 to 1.00
               ----------------------------------------------------------------

               February 2, 2003 and
               thereafter                                         1.25 to 1.00
               ----------------------------------------------------------------

         (l) Section 6.16 of the Credit Agreement is hereby amended by deleting "1.50 to 1.00 or, for any fiscal month ending during the third fiscal quarter in any fiscal year, 1.35 to 1.00" and substituting in lieu thereof the following:

          (A) for the first fiscal month ending during the fourth fiscal quarter of the fiscal year ending on February 1, 2003, 1.50 to 1.00, (B) for each of the second and third fiscal months ending during the fourth fiscal quarter of the fiscal year ending February 1, 2003, 2.00 to
          1.00 and (C) for any other fiscal month in any fiscal year, 1.35 to
          1.00

          SECTION 2. Decrease in Revolving Commitments. The parties hereto agree
                     ----------------------------------
that on the Amendment Effective Date the Revolving Commitments shall be reduced by $25,000,000 to $175,000,000, and that such reduction shall be allocated pro rata among the Lenders based on their Revolving Commitments. The parties hereto acknowledge that, after giving effect to such reduction, the Revolving Commitment of each Lender shall be as set forth on Exhibit A hereto.

          SECTION 3. Representations and Warranties. The Borrower represents and
                     -------------------------------
warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of the earlier date) and (b) no Default has occurred and is continuing.

          SECTION 4. Effectiveness. This Amendment shall become effective (as of
                     --------------
the date first written above) on the date when (a) the Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders and (b) the Administrative Agent shall have received payment of the fees payable under
Section 5 below (to the extent due on the Amendment Effective Date) and any out-of-pocket expenses of the Administrative Agent payable by the Borrower that have been invoiced before the Amendment Effective Date.

          SECTION 5. Amendment Fee. The Borrower agrees to pay to each Lender
                     --------------
that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) on or prior to 5:00 p.m., Eastern Standard time, on April 17, 2002, an amendment fee in an amount equal to 0.25% of such Lender's Revolving Commitment (whether used or unused) as of the Amendment Effective Date and after giving effect to this Amendment; provided that the Borrower shall have no
                                 --------
liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be payable (i) on the Amendment Effective Date, to each Lender entitled to receive such fee as of the Amendment Effective Date and (ii) in the case of any Lender that becomes entitled to such fee after the Amendment Effective Date, within two Business Days after such Lender becomes entitled to such fee.

          SECTION 6. Applicable Law.  This Amendment shall be construed in
                     ---------------
accordance with and governed by the law of the State of New York.

          SECTION 7. No Other Amendments. Except as expressly set forth herein,
                     --------------------
this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          SECTION 8. Counterparts. This Amendment may be executed in two or more
                     -------------
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 9.  Headings.  Section headings used herein are for
                      ---------
convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          SECTION 10. Expenses. The Borrower shall reimburse the Administrative
                      --------
Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          IN WITNESS WHEREOF, Holdings, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

                                            J. CREW GROUP, INC.,

                                            by  /s/ Scott M. Rosen
                                                --------------------------------
                                                Name:  Scott M. Rosen
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                            J. CREW OPERATING CORP.,

                                            by  /s/ Scott M. Rosen
                                                --------------------------------
                                                Name:  Scott M. Rosen
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                                                       EXHIBIT A

                                   COMMITMENTS

-----------------------------------------------------------------------
Lender                                             Revolving Commitment
------                                             --------------------
-----------------------------------------------------------------------
JPMorgan Chase Bank                                   $19,444,444.47
-----------------------------------------------------------------------
Bank of America, NT & SA                               14,486,111.05
-----------------------------------------------------------------------
BankBoston, N.A.                                        9,074,074.12
-----------------------------------------------------------------------
Bank Leumi Trust Company of New York                    6,481,481.41
-----------------------------------------------------------------------
Bank of Tokyo - Mitsubishi Trust Company                9,074,074.12
-----------------------------------------------------------------------
CIT Commercial                                         31,046,296.21
-----------------------------------------------------------------------
Finova Capital                                          7,777,777.97
-----------------------------------------------------------------------
First Union National Bank                               9,074,074.12
-----------------------------------------------------------------------
Foothill Capital                                       20,254,629.57
-----------------------------------------------------------------------
General Electric Capital Corp.                          9,398,148.24
-----------------------------------------------------------------------
Provident                                               9,727,222.12
-----------------------------------------------------------------------
Summit Bank                                            12,962,963.08
-----------------------------------------------------------------------
Wells Fargo Bank, National Association                 16,203,703.77
                                                     ---------------
-----------------------------------------------------------------------
    Total                                            $175,000,000.00
                                                     ===============
-----------------------------------------------------------------------